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Exhibit 23.11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As an independent registered public accounting firm, we hereby consent to the use, in Amendment No. 5 to the Registration Statement on Form SB-2, of our report dated October 19, 2005, relating to the financial statements of M & L Wholesale Foods, LLC as of December 31, 2004 and for the years ended December 31, 2004 and 2003. We also consent to the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement filed with the Securities and Exchange Commission.

Mayer Hoffman McCann P.C.
/s/ MAYER HOFFMAN MCCANN P.C. Mayer Hoffman McCann P.C. Certified Public Accountants

Denver, Colorado
July 18, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM